Exhibit 10.21

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT, effective July 1, 2011, is by SCORPIO SYSTEMS, INC., a Florida corporation (the “Assignor”), to HOMEOWNERS CHOICE, INC., a Florida corporation (the “Assignee”).

The Assignor and the Assignee have agreed to the purchase and sale of certain software and intellectual property licensed by Assignor to Assignee under Software License and Maintenance Agreement, dated November 1, 2007 (the “License Contract”).

NOW THEREFORE, the Assignor, for consideration of $50,000, hereby makes the following assignment, agreements, warranties and representations:

1. The Assignor hereby sells, grants, assigns, conveys, transfers and sets over to the Assignee, its successors and assigns, all of its right, title and interest in the License Contract and to the software described therein, including Derivative Works, Licensed Software, Object Code and Source Code as defined in the License Contract, but excluding any accrued and unpaid license fees as of June 30, 2011.

2. This is an assignment of rights only, not an assignment of obligations. The Assignee does not assume hereby any obligations, duties or liabilities of anyone in connection with the properties assigned hereunder.

3. The Assignor hereby warrants and represents to the Assignee that the Assignor owns and has good and valid title to the properties assigned hereunder; that the Assignor has full right, power and authority to assign such properties; and that such properties are subject to no liens, encumbrances or restrictions, except for statutory liens for current taxes or assessments not yet due, and Assignor has not granted any licensed to such properties to any other individual or entity.

4. The properties are assigned “AS IS, WHERE IS.”

5. At any time, after the date of this Bill of Sale and Assignment, at the Assignee’s request and without additional consideration, the Assignor will execute and deliver any documents or instruments that the Assignee may reasonably require in order to effectively convey and transfer good title and put the Assignee in possession of the Assets.

6. This Assignment is binding upon the Assignor’s and the Assignee’s respective assigns, successors, personal representatives, executors, devisees and heirs.

7. The warranties and representations contained herein will survive the execution of this Assignment and continue without limitation.

IN WITNESS WHEREOF, the Assignor has executed this Bill of Sale and Assignment effective as of the date first set forth above.

SCORPIO SYSTEMS, INC.

/s/ Paresh Patel
Paresh Patel
President

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